Exhibit 99.2

Fleetwood Enterprises, Inc.

CONSOLIDATED  STATEMENTS OF OPERATIONS (CONDENSED)

(Unaudited)

(Amounts in thousands, except per share data)

	14 Weeks Ended	13 Weeks Ended
	July 31, 2005	July 25, 2004
Net Sales:
RV Group	$423,202	$485,703
Housing Group	204,331	195,687
Supply Group	13,730	14,060
Intercompany sales	(24,788)	(36,021)
	616,475	659,429

Cost of products sold	516,412	538,173
Gross profit	100,063	121,256

Operating expenses	96,626	98,767
Other, net	4,330	(26)
	100,956	98,741
Operating income (loss)	(893)	22,515
Other income (expense):
Investment income	1,005	487
Interest expense	(7,399)	(6,916)
Other, net	—	(2,724)
	(6,394)	(9,153)
Income (loss) from continuing operations before income taxes	(7,287)	13,362
Provision for income taxes	(10,126)	(910)
Income (loss) from continuing operations	(17,413)	12,452

Discontinued operations	(12,144)	(6,900)

Net income (loss)	$(29,557)	$5,552

	Basic	Diluted	Basic	Diluted

Earnings (loss) per common share:
Income (loss) from continuing operations	$(0.31)	$(0.31)	$0.23	$0.21
Loss from discontinued operations	(0.22)	(0.22)	(0.13)	(0.10)
Net income (loss) per common share	$(0.53)	$(0.53)	$0.10	$0.11

Weighted average common shares	56,136	56,136	54,670	64,286

Fleetwood Enterprises, Inc.

CONSOLIDATED BALANCE SHEETS (CONDENSED)

(Unaudited)

(Amounts in thousands)

	July 31, 2005	April 24, 2005	July 25, 2004
ASSETS
Current assets:
Cash	$2,077	$6,761	$11,551
Marketable investments - available for sale	49,402	38,715	48,301
Receivables	186,234	164,609	203,031
Inventories	188,303	233,591	208,336
Deferred taxes, net	46,404	56,904	56,904
Assets of discontinued operations	145,511	145,784	150,031
Other current assets	25,947	23,974	19,839
Total current assets	643,878	670,338	697,993

Property, plant and equipment, net	230,832	232,125	235,022
Deferred taxes, net	17,859	17,859	17,859
Cash value of Company-owned life insurance, net	37,061	36,946	48,533
Goodwill	6,316	6,316	6,316
Other assets	47,363	46,663	49,998
Total assets	$983,309	$1,010,247	$1,055,721

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,191	$75,551	$90,460
Employee compensation & benefits	71,665	77,924	74,142
Product warranty reserve	64,686	65,143	57,059
Other short-term borrowings	13,044	56,661	1,556
Accrued interest	54,666	52,446	39,502
Liabilities of discontinued operations	81,025	84,702	41,045
Other current liabilities	115,363	82,290	61,618
Total current liabilities	472,640	494,717	365,382

Deferred compensation and retirement benefits	39,133	38,771	50,205
Insurance reserves	35,328	32,215	32,614
Long-term debt	128,156	108,946	109,310
Convertible subordinated debentures	210,142	210,142	210,142
Total liabilities	885,399	884,791	767,653

Commitments and contingencies

Shareholders’ equity:
Common stock
Additional paid-in-capital	56,352	56,043	55,386
Accumulated deficit	426,279	424,782	421,202
Accumulated other comprehensive loss	(386,353)	(356,796)	(188,669)
Total shareholders’ equity	1,632	1,427	149
Total liabilities and shareholders’ equity	97,910	125,456	288,068
	$983,309	$1,010,247	$1,055,721

Fleetwood Enterprises, Inc.

BUSINESS SEGMENT AND UNIT SHIPMENT INFORMATION

(Unaudited)

(Amounts in thousands, except unit data)

	14 Weeks Ended	13 Weeks Ended
	July 31, 2005	July 25, 2004
OPERATING REVENUES:
RV Group	$423,202	$485,703
Housing Group	204,331	195,687
Supply Group	13,730	14,060
Intercompany sales	(24,788)	(36,021)

	$616,475	$659,429

OPERATING INCOME (LOSS):
RV Group	$(5,081)	$15,568
Housing Group	5,020	6,063
Supply Group	1,721	1,027
Corporate and other	(2,553)	(143)

	$(893)	$22,515

UNITS SOLD:
Manufactured housing -
Factory shipments	5,858	6,064

Recreational vehicles -
Motor homes	2,967	3,245
Travel trailers	6,612	8,542
Folding trailers	2,446	2,720
	12,025	14,507

Less intercompany	(651)	(956)
Total shipments from continuing operations	17,232	19,615

Retail housing sales	1,089	1,186

Total Company shipments	18,321	20,801

Fleetwood Enterprises, Inc.

SUPPLEMENTAL OPERATING DATA

Quarter Ended July 31, 2005

(Unaudited)

(Dollars in thousands, except price per unit)

		Recreational Vehicle Group
	Housing Group	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply Group		Other		Company Total

Operating revenues	$204,331	$297,790	$104,835	$20,577	$423,202	$13,730	(A)	$(24,788	)(B)	$616,475

Units sold	5,858	2,967	6,612	2,446	12,025
Single-sections	1,429
Multi-sections	4,429
Pre-owned
Class As		2,088
Class Cs		879
Conventional trailers			5,225
Fifth-wheel trailers			1,387

Average selling price per unit	$34,881	$100,367	$15,855	$8,413	NM

Gross profit percent	23.1%	12.8%	6.0%	13.7%	11.2%	17.9%		NM		16.2%

Operating income (loss)	$5,020	$5,185	$(8,711)	$(1,555)	$(5,081)	$1,721		$(2,553)		$(893)

Operating margin	2.5%	1.7%	(8.3)%	(7.6)%	(1.2)%	12.5%		NM		(0.1)%

Depreciation	$1,710	$1,102	$484	$333	$1,919	$324		$1,641		$5,594

Capital expenditures (est.)	$639	$2,212	$585	$238	$3,035	$100		$582		$4,356

(A)	Excludes $40.0 million of intercompany sales.

(B)	Represents the elimination of intercompany sales by the Housing Group to the retail housing business.

NM	Not meaningful.

Fleetwood Enterprises, Inc.

SUPPLEMENTAL OPERATIONAL DATA

Quarter Ended July 31, 2005

(Unaudited)

(Dollars in thousands)

		Recreational Vehicle Group
	Housing Group	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply Group

Number of facilities (A)	21	3	8	1	12	3

Capacity utilization (B)	60%	73%	60%	39%	NM	NM

Number of independent distribution points	1,308	268	609	497	NM	NM

Backlog units	1,457	944	2,150	407	3,501	NM

Sales value (C)	$50,822	$94,747	$34,089	$3,424	$132,260	NM

Dealer inventories (units)		4,153	15,567	5,705	NM	NM
Independent	6,728
Retail	1,603

(A)	Number of active facilities at the end of the year.

(B)	Based on the production at the end of the period.

(C)	The number of units in the backlog multiplied by the average selling price.

NM	Not meaningful.